EXHIBIT 4.7.1(vv)

Upon recording, return to:

Ms. Shawne M. Keenan

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

FORTY-SEVENTH SUPPLEMENTAL

INDENTURE

Providing for the

Amendment of the Original Indenture

Dated as of February 19, 2009

NOTE TO THE CLERK OF SUPERIOR COURT AND TAX COMMISSIONER:  THIS INSTRUMENT IS A MODIFICATION OF THE ORIGINAL INDENTURE (AS IT HAS BEEN HERETOFORE SUPPLEMENTED, THE “EXISTING INDENTURE”).  THIS INSTRUMENT DOES NOT INCREASE THE PRINCIPAL BALANCE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE, NOR DOES IT EXTEND THE MATURITY DATE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE.  PURSUANT TO O.C.G.A. § 48-6-65(A), NO ADDITIONAL INTANGIBLE RECORDING TAX IS DUE UPON THE RECORDING OF THIS INSTRUMENT.  ALL INTANGIBLE RECORDING TAXES DUE IN CONNECTION WITH ALL OBLIGATIONS SECURED BY THE EXISTING INDENTURE HAVE BEEN PAID.

THIS FORTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of February 19, 2009, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (hereinafter called the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly SunTrust Bank, Atlanta, as Trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (hereinafter called the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture);

WHEREAS, the Original Indenture has heretofore been amended and supplemented by forty-six Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, hereinafter sometimes called the “Indenture”), and the Original Indenture and the forty-six Supplemental Indentures have been recorded as set forth on Schedule 1 attached hereto;

WHEREAS, by executing and delivering this Forty-Seventh Supplemental Indenture, in accordance with the provisions of the Original Indenture, the Company desires to amend Sections 1.1, 4.1, 4.2, 4.3, 4.7, 4.8 and 4.9 of the Indenture and to add new Sections 4.11 and 4.12 to the Indenture so as to give the Company the ability (i) to use certain certified progress payments under certain engineering, procurement or construction contracts as a basis for the issuance of Additional Obligations and (ii) to convert Obligations originally issued on the basis of such certified progress payments to Obligations deemed to have been delivered on the basis of Bondable Additions;

WHEREAS, the Indenture currently includes Section 13.16, which places a restriction on the Company’s Short-Term Indebtedness, such that the Company may not permit on any date Short-Term Indebtedness to exceed 15% of the Company’s long-term debt and equities as of the end of the fiscal quarter immediately preceding such date;

WHEREAS, by executing and delivering this Forty-Seventh Supplemental Indenture, in accordance with the provisions of the Original Indenture, the Company also desires to delete and reserve Section 13.16 of the Indenture so as to remove such restriction on the Company’s Short-Term Indebtedness;

WHEREAS, Section 12.2 of the Original Indenture provides that, with the consent of the Holders of not less than a majority in principal amount of the Obligations of all series then Outstanding affected thereby (which consent is evidenced by one or more Acts of the Holder pursuant to Section 1.2 of the Original Indenture), the Company and the Trustee may enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture, subject to the conditions set forth in Section 12.2;

WHEREAS, the Holders of a majority in principal amount of all Obligations Outstanding under the Indenture have executed and delivered Acts of the Holder to the Company and the Trustee in accordance with Sections 1.2 and 12.2 of the Original Indenture; and

WHEREAS, the execution and delivery of this Forty-Seventh Supplemental Indenture has been in all respects duly authorized by the Company;

NOW, THEREFORE, THIS FORTY-SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH, that, to amend Sections 1.1, 4.1, 4.2, 4.3, 4.7, 4.8 and 4.9 of the Original Indenture, to add new Sections 4.11 and 4.12 to the Original Indenture and to delete and reserve Section 13.16 of the Original Indenture, all pursuant to Section 12.2 of the Original Indenture, the Company does hereby covenant and agree to and with the Trustee as follows:

ARTICLE I

AMENDMENT OF ORIGINAL INDENTURE

Section 1.1                                 Amendment of Granting Clause First of the Original Indenture; Grant of Qualified EPC Contracts.  Paragraph C of Granting Clause First of the Original Indenture is hereby amended so as to add the following as C(ii):  “(ii) that constitute Qualified EPC Contracts,” and the numbering in Paragraph C of Granting Clause First is hereby renumbered accordingly.  To secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, to confirm the lien of the Indenture upon any Qualified EPC Contracts, now or hereafter entered into by the Company, to secure performance of the covenants herein contained and contained in the Indenture, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all Qualified EPC Contracts, whether now or hereafter entered into, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Section 11.2B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof.

Section 1.2                                 Amendment of Section 1.1 of the Original Indenture.  Section 1.1 of the Original Indenture is hereby amended so as to add the following definitions:

“Certified Progress Payments” means payments, made by the Company under or in connection with a Qualified EPC Contract, for generation and related facilities (including electric transmission and fuel supply facilities) that will constitute Property Additions upon the performance of such Qualified EPC Contract, that are certified by the Company to the Trustee as the basis for (i) loans or advances under Conditional Obligations under Section 4.8 or (ii) the authentication and delivery of Additional Obligations under Section 4.11.

“Qualified EPC Contract” means any contract providing for the engineering, procurement or construction of generation or related facilities (including electric transmission and fuel supply facilities) intended to be owned by the Company, payments made under or in connection with which are used as the basis for (i) loans or advances under Conditional Obligations under Section 4.8 or (ii) the authentication and delivery of Additional Obligations under Section 4.11.

Section 1.3                                 Amendment of Section 4.1 of the Original Indenture.  The introductory paragraph in Section 4.1 of the Original Indenture is hereby amended in its entirety, such that the introductory paragraph in Section 4.1, as amended, will read in its entirety as follows:

“Additional Obligations of any one or more series, or within a series, may from time to time be executed by the Company and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Company Request, upon the basis permitted by, and upon compliance with the conditions of, Section 4.2 (upon the basis of Bondable Additions), Section 4.3 (upon the basis of retirement or defeasance of, or payments on, Obligations previously Outstanding), Section 4.4 (upon the basis of Designated Qualifying Securities), Section 4.5 (upon the basis of Deposited Cash), Section 4.7 (in connection with Credit Enhancement), Section 4.9 (in connection with RUS Reimbursement Obligations), Section 4.10 (in connection with certain indebtedness issued to refinance indebtedness previously secured under the Existing Mortgage) and Section 4.11 (upon the basis of Certified Progress Payments) upon receipt in each case by the Trustee of the following (as modified by such Sections) upon or prior to the date of the initial issuance of Additional Obligations of such series:”

Section 1.4                                 Amendment of Section 4.2 of the Original Indenture.

(a)                                  The second paragraph of Section 4.2 is hereby amended in its entirety, such that the second paragraph of Section 4.2, as amended, will read in its entirety as follows:

“Whenever requesting (i) the authentication and delivery of Additional Obligations under this Section, (ii) the withdrawal of Deposited Cash under Section 4.6 upon the basis of Bondable Additions, (iii) loans and advances under Conditional Obligations under Section 4.8 upon the basis of Bondable Additions; (iv) the withdrawal of Trust Moneys under Section 6.2, (v) the use of Bondable Additions as a basis, in whole or in part, for the release of any part of the Trust Estate under Section 5.2, (vi) the use of Bondable Additions as a basis, in whole or in part, for the redesignation or surrender of Designated Qualifying Securities under Section 16.3 or (vii) the conversion of outstanding principal amounts under Section 4.12 upon the basis of Bondable Additions, the Company shall deliver to the Trustee the relevant instruments (comprising the related Application) specified in the following paragraphs A through H:”

(b)                                 Section 4.2 A of the Original Indenture is hereby amended in its entirety, such that Section 4.2 A, as amended, will read in its entirety as follows:

“A.                             (i) In the case of a request for the authentication and delivery of Additional Obligations, the documents and any cash deposit required by Section 4.1 and an Available Margins Certificate; (ii) in the case of a request for the withdrawal of Deposited Cash under Section 4.6 upon the basis of Bondable Additions, the Company Request, Board Resolution and Officers’ Certificate required by Section 4.6; (iii) in the case of a request for a loan or advance under a Conditional Obligation under Section 4.8 upon the basis of Bondable Additions, the Available Margins Certificate, Officers’ Certificate and Opinion of Counsel required by Section 4.8; (iv) in the case of a request for the withdrawal of Trust Moneys under Section 6.2, the Company Request, Board Resolution and Officers’ Certificate required by Section 6.2; (v) in the case of a request for the use of Bondable Additions as a basis for the release of any part of the Trust Estate under Section 5.2, the relevant documents required by Section 5.2 in addition to those specified in the following paragraphs B through H below, which documents may be modified under certain circumstances as stated in the proviso to Section 5.2D(2); (vi) in the case of a request for the use of Bondable Additions as a basis for the redesignation or surrender of Designated Qualifying Securities under Section 16.3, the relevant documents required by Section 16.3; and (vii) in the case of a request for the conversion of outstanding principal amounts under Section 4.12 upon the basis of Bondable Additions, the documents required by Section 4.12.”

(c)                                  Section 4.2 B(7) of the Original Indenture is hereby amended in its entirety, such that Section 4.2 B(7), as amended, will read in its entirety as follows:

“(7)                            The total amount (item 8 in Summary) of Bondable Additions which are then being used, which shall equal (in any combination) (i) 110% of the aggregate principal amount of any Additional Obligations whose authentication and delivery are then being applied for under this Section, (ii) 110% of the aggregate principal amount of the advances or issuances under Conditional Obligations which are then being applied for under Section 4.8, (iii) 110% of the amount of any Deposited Cash which is then being withdrawn under Section 4.6, (iv) 100% of any Trust Moneys which are then being withdrawn under Section 6.2, (v) 100% of any Bondable Additions which are then being used as a basis for a release under Section 5.2, (vi) 110% of the aggregate principal amount of Designated Qualifying Securities then being redesignated or surrendered under Section 16.3 and (vii) 110% of the outstanding principal amount then being converted under Section 4.12.”

(d)                                 Section 4.2 B of the Original Indenture is hereby amended so as to add the following new subsections (13) and (14):

“(13)                      Except when converting outstanding principal amounts under Section 4.12, that if any of the Property Additions described in the Certificate were acquired with Certified Progress Payments:

(a)                                  the amount of such Property Additions acquired with Certified Progress Payments; and

(b)                                 the aggregate principal amount of the Additional Obligations authenticated and delivered upon the basis of the Certified Progress Payments used to acquire the Property Additions certified pursuant to paragraph (a) above that has been paid, redeemed or otherwise retired or defeased under Article VII, which shall equal at least 80% of the amount of Property Additions certified pursuant to paragraph (a) above.

(14)                            That the Property Additions described in the Certificate have not previously been certified for use as the basis for converting outstanding principal amounts under Section 4.12.”

(e)                                  Section 4.2 F(3) of the Original Indenture is hereby amended in its entirety, so that Section 4.2 F(3), as amended, will read in its entirety as follows:

“(3)                            the documents which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture for an Application for the action applied for and, upon the basis of such Application, all conditions precedent herein provided for relating to the authentication and delivery of the Obligations therein applied for, the loan or advance under Conditional Obligations, the release of any part of the Trust Estate then requested, the withdrawal of the Deposited Cash or Trust Moneys then requested or the conversion of outstanding principal amounts under Section 4.12 of Bondable Additions then requested have been complied with.”

Section 1.5                                 Amendment of Section 4.3 D of the Original Indenture.

(a)                                  Section 4.3 D(6) is hereby amended so as to remove the period at the end of such subsection and to add the following in its place: “; or”.

(b)                                 Section 4.3 D of the Original Indenture is hereby amended so as to add the following new subsection (7):

“(7)                          any Obligation authenticated and delivered on the basis of Certified Progress Payments or any principal payment of amounts outstanding under an Obligation authenticated and delivered on the basis of Certified Progress Payments unless such Obligation or principal payment has been paid, redeemed, or otherwise retired or defeased under Article VII using the proceeds of the Additional Obligations whose authentication and delivery are then being applied for (and each such Additional Obligation, or principal amount loaned or advanced thereunder, shall be deemed to have been authenticated and delivered or, in the case of a loan or advance, made on the basis of Certified Progress Payments).”

Section 1.6                                 Amendment of Section 4.7 of the Original Indenture.  Section 4.7 of the Original Indenture is hereby amended so as to include a cross-reference to Section 4.11, such that the first cross-reference in Section 4.7 will read as follows:  “pursuant to the provisions of Section 4.2, 4.3, 4.4, 4.5, 4.8, 4.10 or 4.11”.

Section 1.7                                 Amendment of Section 4.8 of the Original Indenture.  Section 4.8 of the Original Indenture is hereby amended in its entirety, such that Section 4.8, as amended, will read in its entirety as follows:

“Section 4.8                            Conditional Obligations

Additional Obligations (“Conditional Obligations”) of one or more series, or within a series, may from time to time be executed by the Company and delivered to the Trustee for authentication, and the same shall be authenticated and delivered by the Trustee upon Company Request, upon receipt by the Trustee of the documents and cash deposit, if any, specified in paragraphs A, B, C and D of Section 4.1 (except that the certification and Opinion of Counsel with respect to the compliance with conditions precedent shall apply only to the conditions precedent set forth in Section 4.1) on or prior to the date of such authentication and delivery; PROVIDED, HOWEVER, no advance under or issuance of such Conditional Obligations shall be permitted or made without the consent of the Trustee, which consent shall be given by the Trustee only upon the Company’s delivery of (a) (i) the relevant documents specified in paragraphs B through H, inclusive, of Section 4.2, (ii) the relevant documents and Obligations specified in paragraphs B, C, D(1) and E of Section 4.3, (iii) the relevant documents and Designated Qualifying Securities specified in paragraphs C through G, inclusive, of Section 4.4 or (iv) the relevant documents specified in paragraphs A through D, inclusive, of Section 4.11 (in each case with such omissions and variations as are appropriate in view of the fact that such Sections are being used as the basis for advances under or issuances of Conditional Obligations rather than the authentication and delivery of Additional Obligations), which documents would permit the authentication and delivery of Additional Obligations in an aggregate principal amount equal to such requested advance or issuance, (b) an Available Margins Certificate and (c) an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent provided for in this Section relating to such advance or issuance have been complied with.  For the purposes of (i) receiving payment of Conditional Obligations, whether at maturity, upon redemption or if the principal of Obligations is declared immediately due and payable following an Event of Default, as provided in Section 8.1 of this Indenture, or (ii) computing the principal amount of such Conditional Obligations held by the Holder thereof in giving any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders, the principal amount of such Conditional Obligations shall be deemed to be the actual principal amount that the Company shall owe thereon, which shall equal the aggregate of the amounts advanced to, or on behalf of, the Company in connection therewith, less any prior repayments thereof.”

Section 1.8                                 Amendment of Section 4.9 of the Original Indenture.  Section 4.9 of the Original Indenture is hereby amended so as to include a cross-reference to Section 4.11, such that the first cross-reference in Section 4.9 will read as follows:  “pursuant to the provisions of Section 4.2, 4.3, 4.4, 4.5, 4.8, 4.10 or 4.11”.

Section 1.9                                 Addition of New Section 4.11 to the Original Indenture.  The following new Section 4.11 is hereby added to the Original Indenture:

“Section 4.11  Authentication and Delivery of Additional Obligations Upon Basis of Certified Progress Payments.

Additional Obligations of one or more new series, or Additional Obligations of an existing series, may from time to time be executed by the Company and delivered to the Trustee for authentication, and thereupon such Additional Obligations shall be authenticated and delivered by the Trustee upon Company Request, in an aggregate principal amount up to but not exceeding 80% of the Certified Progress Payments made the basis for such authentication and delivery, upon receipt by the Trustee of the following:

A.                                   The documents and any cash deposit required by Section 4.1.

B.                                     An Available Margins Certificate.

C.                                     An Officers’ Certificate, dated within five (5) days of the relevant Application for the authentication and delivery of Additional Obligations, stating:

(1)                                  the total amount of Certified Progress Payments which are then being made the basis for the authentication and delivery of Additional Obligations, which shall equal 125% of the aggregate principal amount of Additional Obligations whose authentication and delivery are then being applied for under this Section;

(2)                                  that the sum of (i) the aggregate principal amount of all Additional Obligations then Outstanding that were originally authenticated and delivered on the basis of Certified Progress Payments to the extent such principal amount has not been converted under Section 4.12 plus (ii) the aggregate principal amount of the Additional Obligations whose authentication and delivery are then being applied for under this Section does not exceed 40% of the sum of (a) the aggregate principal amount of all Obligations then Outstanding plus (b) the aggregate principal amount of the Additional Obligations whose authentication and delivery are then being applied for under this Section; and

(3)                                  that the Certified Progress Payments then being made the basis for the authentication and delivery of Additional Obligations do not include any Certified Progress Payments which shall have theretofore been made, or are otherwise currently being made, the basis for the authentication and delivery of Additional Obligations (or any advance or issuance thereunder).

D.                                    An Opinion of Counsel stating that the applicable Qualified EPC Contract is part of the Trust Estate and that the actions taken by the Company under this Section with respect to the delivery of documents to the Trustee conforms to the requirements of this Indenture and that, upon the basis of the Application, the conditions precedent provided for in this Indenture relating to the authentication and delivery of the Additional Obligations therein applied for have been complied with.”

Section 1.10                          Addition of New Section 4.12 to the Original Indenture.  The following new Section 4.12 is hereby added to the Original Indenture:

“Section 4.12  Conversion of Additional Obligations.

From time to time, upon Company Request, all or a portion of the principal amount outstanding under Additional Obligations originally authenticated and delivered upon the basis of Certified Progress Payments under Section 4.11 or under Additional Obligations, under which loans or advances were made upon the basis of Certified Progress Payments under Section 4.11, shall be converted to principal amounts outstanding under Additional Obligations deemed to have been authenticated and delivered upon the basis of Bondable Additions under Section 4.2, in an aggregate principal amount up to but not exceeding 90.91% of Bondable Additions acquired with the proceeds of Certified Progress Payments and made the basis for such conversion as shown in item 8 of the Summary of Certificate as to Bondable Additions delivered to the Trustee under this Section, upon receipt by the Trustee of the following:

A.                                 The relevant documents specified in paragraphs B through H, inclusive, of Section 4.2 for delivery to the Trustee whenever requesting the use of Bondable Additions as the basis for converting principal amounts outstanding under Additional Obligations under this Section.

B.                                   An Officers’ Certificate, dated within five (5) days of the relevant Application requesting the conversion of principal amounts outstanding under Additional Obligations under this Section, stating that:

(1)                                  no Event of Default exists;

(2)                                  the conditions precedent provided for in this Indenture relating to such conversion have been complied with; and

(3)                                  identifying the Additional Obligations all or a portion of the principal amount of which is to be converted under this Section and specifying the principal amount to be converted.

C.                                   An Opinion of Counsel stating that the documents which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture, and that, upon the basis of the Application, the conditions precedent provided for in this Indenture relating to the conversion of principal amounts outstanding under Additional Obligations under this Section have been complied with.

Upon compliance with the foregoing provisions of this Section, the principal amount outstanding under Additional Obligations specified in the Officers’ Certificate delivered to the Trustee pursuant to paragraph B above shall be converted.  By virtue of such conversion, and notwithstanding any other provision of this Indenture, (i) such specified principal amount shall be deemed always to have been outstanding under Additional Obligations authenticated and delivered under Section 4.2 and never to have been outstanding under Additional Obligations upon the basis of Certified Progress Payments and (ii) Property Additions acquired with Certified Progress Payments made the basis for the authentication and delivery of such specified principal amount so converted shall be deemed never to have been acquired with Certified Progress Payments.”

Section 1.11                          Amendment of Section 13.16 of the Original Indenture.  Section 13.16 of the Original Indenture is hereby deleted in its entirety and will now be reserved, such that Section 13.16 will now read in its entirety as follows: “Section 13.16   [Reserved]”.

ARTICLE II

MISCELLANEOUS

Section 2.1                                   Supplemental Indenture.  This Forty-Seventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and amended, is hereby confirmed.  All references herein to Sections, definitions or other provisions of the Original Indenture shall be to such Sections, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Forty-Seventh Supplemental Indenture shall have the same meanings ascribed to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

Section 2.2                                   Recitals.  All recitals in this Forty-Seventh Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the

Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 2.3                                   Counterparts.  This Forty-Seventh Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 2.4                                   Security Agreement and Financing Statement.  To the extent permitted by applicable law, this Forty-Seventh Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.  The mailing address of the Company, as debtor is:

2100 East Exchange Place
Tucker, Georgia 30084-5336,

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association
Attention: Corporate Trust Services
1349 West Peachtree Street, NW
Suite 1050, Two Midtown Plaza
Atlanta, Georgia 30309

[Signatures on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Forty-Seventh Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

	By:	/s/ Thomas A. Smith
Thomas A. Smith
President and Chief Executive Officer

Signed, sealed and delivered	Attest:	/s/ Jo Ann Smith
by the Company in the presence of:		Jo Ann Smith
Assistant Secretary

/s/ Paulette J. Hurteau		[CORPORATE SEAL]
Witness

/s/ Sharon H. Wright
Notary Public

(Notarial Seal)

My commission expires:	10/14/11

[Signatures Continued on Next Page.]

[Signatures Continued from Previous Page]

	Trustee:	U.S. BANK NATIONAL ASSOCIATION,
a national banking association

		By:	/s/ Jack Ellerin
	Signed and delivered		Authorized Agent
by the Trustee in the
presence of:

/s/ Felicia Powell
Witness

/s/ Marcia Williams
Notary Public

(Notarial Seal)

My commission expires:	5/7/12

Schedule 1

RECORDING INFORMATION

FOR

                   COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Indenture

First Supplemental Indenture

Second Supplemental Indenture

Third Supplemental Indenture

Fourth Supplemental Indenture

Fifth Supplemental Indenture

Sixth Supplemental Indenture

Seventh Supplemental Indenture

Eighth Supplemental Indenture

Ninth Supplemental Indenture

Tenth Supplemental Indenture

Eleventh Supplemental Indenture

Twelfth Supplemental Indenture

Thirteenth Supplemental Indenture

Fourteenth Supplemental Indenture

Fifteenth Supplemental Indenture

Sixteenth Supplemental Indenture

Seventeenth Supplemental Indenture

Eighteenth Supplemental Indenture

Nineteenth Supplemental Indenture

Twentieth Supplemental Indenture

Twenty-First Supplemental Indenture

Twenty-Second Supplemental Indenture

Twenty-Third Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Fourth Supplemental Indenture

Twenty-Fifth Supplemental Indenture

Twenty-Sixth Supplemental Indenture

Twenty-Seventh Supplemental Indenture

Twenty-Eighth Supplemental Indenture

Twenty-Ninth Supplemental Indenture

Thirtieth Supplemental Indenture

Thirty-First Supplemental Indenture

Thirty-Second Supplemental Indenture

Thirty-Third Supplemental Indenture

Thirty-Fourth Supplemental Indenture

Thirty-Fifth Supplemental Indenture

Thirty-Sixth Supplemental Indenture

Thirty-Seventh Supplemental Indenture

Thirty-Eighth Supplemental Indenture

Thirty-Ninth Supplemental Indenture

Fortieth Supplemental Indenture

Forty-First Supplemental Indenture

Forty-Second Supplemental Indenture

Forty-Third Supplemental Indenture

Forty-Fourth Supplemental Indenture

Forty-Fifth Supplemental Indenture

Forty-Sixth Supplemental Indenture